UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

TIER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

(571) 382-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 23, 2006, Tier Technologies, Inc. (“Tier” or the “Company”) received a notification from the Nasdaq Listing Qualifications Hearings Panel (the “Panel”) informing it of the Panel’s determination to delist the Company’s securities, effective at the open of business on Thursday, May 25, 2006. In reaching its determination, the Panel cited: 1) concerns about the quality and timing of the Company’s communications with the Panel and the public regarding an independent investigation performed by the Audit Committee of Tier’s Board of Directors; and 2) the Company’s failure to file its Annual Report on Form 10-K for fiscal year 2005 or its Quarterly Reports on Form 10-Q for the first two quarters of fiscal year 2006, as required by Nasdaq Marketplace Rule 4310(c)(14).

As allowed under Nasdaq Marketplace Rule 4807, the Company intends to request that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) review the Panel’s determination. There can be no assurance that the Listing Council will modify or reverse the Panel’s determination to delist the Company’s securities.

The Company expects its common stock to be quoted on the Pink Sheets beginning on May 25, 2006 under the symbol TIER or TIER.PK.

On May 24, 2006, the Company issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that the Company received the Panel’s letter described in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

By:	/s/ David E. Fountain
Name:	David E. Fountain
Title:	Chief Financial Officer

Date: May 24, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 24, 2006